Exhibit 99.1

xG Technology Receives Nasdaq Notification Confirming 180 Day Extension
of Compliance Period

Sarasota, Florida—March 30, 2016—xG Technology, Inc. (“xG” or “the Company”) (Nasdaq: XGTI, XGTIW) announces that is has received a written notification from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company is eligible for an additional 180 calendar day period, or until September 26, 2016, to regain compliance with Nasdaq Listing Rule 5550(a)(2) covering minimum bid price requirement.

The determination by Nasdaq that the Company was eligible for this additional period was based upon the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the Bid Price Rule, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

If the Company does not regain compliance within the allotted compliance period, Nasdaq will provide notice that the Company’s shares of common stock will be subject to delisting.

The Company intends to monitor the closing bid price of its common stock between now and September 26, 2016 and will consider available options to resolve the Company’s noncompliance with the minimum bid price requirement as may be necessary.

As previously disclosed, on September 28, 2015, xG was notified that the Company’s common stock no longer met the minimum $1 bid price per share listing requirement, and was provided under NASDAQ’s Listing Rules with 180 calendar days, or until March 28, 2016, to regain compliance.

About xG Technology, Inc.

Founded in 2002, xG Technology has developed communication technologies that make wireless networks more intelligent, accessible, affordable and reliable. The company’s technology brand portfolio includes xMax and Integrated Microwave Technologies (IMT). xMax is a patented all-IP cognitive radio network system that enables secure, robust mobile broadband communications for private, consumer and government networks. xMax can solve the crisis facing the wireless industry caused by data-hungry devices and applications that are straining network capacity. It eliminates the need to acquire scarce and expensive licensed spectrum, thus lowering the total cost of ownership for wireless broadband access. xMax delivers always-available voice, video and data services and is interoperable with existing cellular and dedicated networks without being dependent on them. xMax incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation, multiple-input multiple-output (MIMO) and software defined radio (SDR). xMax is ideal for wide area, as well as rapid emergency communication deployment in unpredictable environments and during fluid situations. xG offers solutions for numerous industries worldwide, including emergency response and public safety, military, telemedicine, urban and rural wireless broadband, utilities, and critical infrastructure.

IMT is a leader in advanced digital microwave systems and a provider of engineering, integration, installation and commissioning services serving the Broadcast, Sports & Entertainment and MAG (Military, Aerospace & Government) markets. IMT’s product lines include digital broadcast microwave video systems, compact microwave video equipment for licensed and license-free sports and entertainment applications, and mission-critical wireless video solutions designed for use by state, local and federal police departments. More information on IMT can be found at www.imt-solutions.com.

Based in Sarasota, Florida, xG has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Media Relations
Daniel Carpini
xG Technology
daniel.carpini@xgtechnology.com
(941) 953-9035

Investor and Analyst Relations
James Woodyatt
xG Technology
james.woodyatt@xgtechnology.com
(954) 572-0395

Jody Burfening/Carolyn Capaccio
LHA
ccapaccio@lhai.com
(212) 838-3777